LEASE DEPOSIT AGREEMENT

PROJECT NAME: Ryan Lease

CLINTON COUNTY, KENTUCKY

THIS Lease Deposit Agreement is made and entered into on this 25th day of June 2015, by and between the undersigned, Supernova Energy, hereinafter referred to as “BUYER”, and OMR Drilling and Acquisition LLC, a Kentucky corporation, whose address is 5405 S. Highway 127, Albany, Kentucky, hereinafter referred to as “OMR DRILLING”.

WITNESSETH

WHEREAS, OMR DRILLING has negotiated to purchase a certain Oil, Gas and Mineral Lease (the “Lease”) in and to lands situated in the county noted hereinabove in an area known to the parties hereto by the project name noted hereinabove; and,

WHEREAS, BUYER desires to place a 30 day deposit to place a HOLD on said lease.

NOW, THEREFORE, in consideration of the premises, the parties hereto do hereby agree and stipulate as follows, to-wit:

1.	BUYER agrees to pay to OMR DRILLING the amount of $5,000 in order to place a 30 day deposit to place a HOLD on said lease in an attempt to purchase said lease at a price of $140,000 within 30 days. This $5,000 payment shall be deducted from the final purchase price of the lease. Leaving a balance of $135,000 to be paid within 30 days. If the sale has not been completed prior to the end of the 30th day the $5,000 paid for the deposit shall be forfeited.

2.	This Deposit is transferrable.

3.	BUYER agrees and accepts the conditions of this Agreement and further acknowledges that the oil and gas business is inherently risky and that all or part of any investment on this project may be lost. With this in mind, OMR DRILLING makes no representation or guarantee regarding any amount of possible oil or gas production or the numerous risks in connection with an investment in this project. BUYER further states that it can withstand the total loss of investment without causing a change in lifestyle.

4.	This Agreement embodies the entire agreement between the parties hereto, and supersedes any and all prior negotiations or agreements in regard thereto. No alteration or extensions of this Agreement shall be binding unless in writing and signed by the parties hereto.

5.	The parties hereto acknowledge that they have read the above and foregoing Agreement thoroughly, that there has been adequate opportunity to consult legal counsel concerning this Agreement and that they have executed the same freely and voluntarily on the date hereof.

IN WITNESS WHEREOF, this Agreement has been agreed to and signed by each of the parties hereto, as of the day first above written.

Supernova Energy

By:	/s/ Kevin Malone
Kevin Malone

OMR Drilling and Acquisition, LLC

By:	/s/ Nicholas A. Upchurch
NICHOLAS A. UPCHURCH MANAGING MEMBER